Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Strong First Quarter

LIVONIA, Mich., May 5, 2011 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced its first quarter 2011 results.

•	Revenue for the quarter was $600 million, up 25 percent from $479 million in the first quarter 2010. Excluding changes in steel pricing and exchange rates, revenue was up $100 million or 21 percent.

•

Adjusted EBITDA for the quarter was $65.7 million, up 30 percent from $50.7 million a year ago. The improvement was driven by higher volume, offset partially by less-favorable product mix and launch-related costs.

•	Adjusted EBITDA for the last twelve months increased to $205 million.

•

Net income in the first quarter of 2011 was $9 million or $0.45 per diluted common share. This included certain items that adversely impacted results by $2.4 million, as detailed below. Excluding these items and comparable items in the first quarter of 2010, diluted adjusted earnings per common share were $0.57, compared with a loss of $0.50 a year ago.

•

Free cash flow use of $40.7 million in the first quarter was more than explained by seasonality and timing, including working capital seasonality, the timing of customer-owned tooling, and the semi-annual interest payment on senior notes.

“It was an excellent start to 2011 for Tower”, said President and CEO Mark Malcolm. “We continued to deliver our ongoing priority of converting recovering auto volumes into improved earnings and good margins, demonstrating Tower’s positive operating leverage and global competitiveness. We also made meaningful further progress on our longer-term priority of sustainable future growth by approving an expansion for one of Tower’s China joint ventures and by accessing the adjacent defense, aerospace, and industrial markets through the acquisition of the assets of W Industries.”

Tower to Host Conference Call Today at 11 a.m. EDT

Tower will discuss its first quarter 2011 results and other related matters in a conference call at 11 a.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and reference Conference I.D. # 61564002. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “free cash flow” and “net debt.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. Net debt represents total debt less cash and cash equivalents. We use Adjusted EBITDA, free cash flow and net debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are three of the principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the potential for future growth through the acquisition of the assets of W Industries and the expansion of our Chinese Joint Venture, and statements regarding the existence of a multi-year recovery cycle in the automotive sector. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could affect (and in some cases have affected) our actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	our ability to operate non-automotive businesses;

•	our ability to integrate acquired businesses;

•	our customers’ ability to obtain equity and debt financing for their businesses;

•	our dependence on our largest customers;

•	significant recalls experienced by our customers;

•	pricing pressure from our customers;

•	work stoppages or other labor issues affecting us or our customers or suppliers;

•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty;

•	costs or liabilities relating to environmental and safety regulations; and

•	any increase in the expense and funding requirements of our pension and other postretirement benefits.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$599,635	$479,129
Cost of sales	530,065	425,904

Gross profit	69,570	53,225
Selling, general and administrative expenses	37,722	33,021
Amortization expense	892	710
Restructuring and asset impairment charges, net	483	4,107

Operating income	30,473	15,387
Interest expense	12,518	13,790
Interest income	263	189
Other expense	850	—

Income before provision for income taxes	17,368	1,786
Provision for income taxes	6,613	4,134

Net income / (loss)	10,755	(2,348)
Less: Net income attributable to the noncontrolling interests	1,733	2,134

Net income / (loss) attributable to Tower International, Inc.	$9,022	$(4,482)

Less: Preferred unit dividends	$—	$(4,269)

Net income / (loss) available to common shareholders	$9,022	$(8,751)

Weighted average common shares outstanding

Basic	19,101,588	12,467,866
Diluted	19,890,083	12,467,866

Net income / (loss) per share attributable to Tower International, Inc.:

Basic	$0.47	$(0.70)
Diluted	0.45	(0.70)

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$134,495	$150,345
Accounts receivable, net of allowance of $2,899 and $1,674	377,249	297,086
Inventories	80,862	73,189
Deferred tax asset - current	11,401	12,406
Assets held for sale	8,489	8,178
Prepaid tooling and other	82,229	57,754

Total current assets	694,725	598,958

Property, plant and equipment, net	633,347	627,497
Goodwill	70,136	66,309
Deferred tax asset - non-current	18,835	17,377
Other assets, net	28,890	30,035

Total assets	$1,445,933	$1,340,176

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt and capital lease obligations	$131,146	$109,848
Accounts payable	405,726	366,761
Accrued liabilities	126,438	132,614

Total current liabilities	663,310	609,223

Long-term debt, net of current maturities	450,526	432,726
Obligations under capital leases, net of current maturities	15,765	15,604
Deferred tax liability - non-current	14,865	12,710
Pension liability	74,574	76,403
Other non-current liabilities	82,209	81,884

Total non-current liabilities	637,939	619,327

Total liabilities	1,301,249	1,228,550

Stockholders’ Equity:
Tower International, Inc.’s stockholders’ equity
Common stock, $0.01 par value, 350,000,000 authorized, 19,101,588 issued and outstanding	191	191
Additional paid in capital	299,960	296,262
Accumulated deficit	(183,534)	(192,556)
Accumulated other comprehensive loss	(18,217)	(36,530)

Total Tower International, Inc.’s stockholders’ equity	98,400	67,367

Noncontrolling interests in subsidiaries	46,284	44,259

Total stockholders’ equity	144,684	111,626

Total liabilities and stockholders’ equity	$1,445,933	$1,340,176

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income / (loss)	$10,755	$(2,348)
Adjustments required to reconcile net income / (loss) to net cash provided by / (used in) operating activities:
Non-cash restructuring and asset impairment charges	—	2,699
Deferred income tax provision	1,333	—
Depreciation and amortization	30,147	30,273
Non-cash share-based compensation	3,698	—
Pension expense, net of contributions	(1,392)	(817)
Change in working capital and other operating items	(58,503)	(24,137)

Net cash provided by / (used in) operating activities	$(13,962)	$5,670

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(26,698)	$(18,685)
Acquisition of a third-party debt instrument	(11,254)	—
Net assets acquired, net of cash acquired	—	(16,687)

Net cash used in investing activities	$(37,952)	$(35,372)

FINANCING ACTIVITIES:
Repayments of term debt	$—	$(1,183)
Partial redemption of senior secured notes	(17,000)	—
Preferred unit dividends	—	(95)
Proceeds from borrowings	139,296	133,612
Repayments of borrowings	(88,756)	(114,135)

Net cash provided by financing activities	$33,540	$18,199

Effect of exchange rate changes on cash and cash equivalents	$2,524	$(2,456)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(15,850)	$(13,959)

CASH AND CASH EQUIVALENTS:
Beginning of period	$150,345	$149,802

End of period	$134,495	$135,843

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended March 31,
	2011		2010
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$336,104	$33,776	$272,924	$34,900
Americas	263,531	31,931	206,205	15,837

Consolidated	$599,635	$65,707	$479,129	$50,737

Adjusted EBITDA reconciliation	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2011	2010	2011	2010
Adjusted EBITDA	$65,707	$50,737	$205,205	$165,355
Restructuring	(483)	(4,107)	(10,664)	(17,581)
Depreciation and amortization	(30,147)	(30,273)	(114,542)	(137,947)
Receivable factoring charges and other	(105)	(133)	(443)	(846)
Acquisition costs	—	(679)	—	(679)
Expense related to the compensation programs	(4,499)	(158)	(15,416)	(158)
Interest expense, net	(12,255)	(13,601)	(64,564)	(56,994)
Other income / (expense)	(850)	—	(2,150)	33,661
Provision for income taxes	(6,613)	(4,134)	(12,776)	(4,513)
Net income attributable to noncontrolling interests	(1,733)	(2,134)	(8,040)	(9,672)

Net income / (loss) attributable to Tower International, Inc.	$9,022	$(4,482)	$(23,390)	$(29,374)

Free cash flow reconciliation			Three Months Ended March 31,
			2011	2010
Net cash provided by / (used in) operating activities			$(13,962)	$5,670
Cash disbursed for purchases of PP&E, net			(26,698)	(18,685)

Free cash flow			$(40,660)	$(13,015)

Net debt reconciliation			March 31,	December 31,
			2011	2010
Current maturities of long-term debt and capital lease obligations			$131,146	$109,848
Long-term debt, net of current maturities			450,526	432,726
Obligations under capital leases, net of current maturities			15,765	15,604

Total debt			597,437	558,178
Less: cash and cash equivalents			(134,495)	(150,345)

Net debt			$462,942	$407,833

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME / (LOSS)

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2011	2010
Income / (expense) items included in net income / (loss), net of tax:
Selling, general and administrative expenses
Incentive compensation related to funding events	$(4,349)	$—
Acquisition costs	—	(679)
Interest expense
Acceleration of the amortization of debt issue costs and OID	(753)	—
Settlement of value added tax audit in Brazil	2,838	—
Restructuring expense
Asset impairments	—	(1,842)
Adjustment of lease liability	754	—
Other income
Partial redemption of senior secured notes	(850)	—

Total items included in net income / (loss)	$(2,360)	$(2,521)

Net income / (loss) attributable to Tower International, Inc.	$9,022	$(4,482)
Less: Preferred unit dividends	—	(4,269)

Income / (loss) available to common shareholders	$9,022	$(8,751)

Memo: Average shares outstanding (in thousands)
Basic	19,102	12,468
Diluted	19,890	12,468

Income / (loss) per common share (GAAP)
Basic	$0.47	$(0.70)
Diluted	0.45	(0.70)

Diluted adjusted income / (loss) per share (non-GAAP)*	0.57	(0.50)

*	Excludes the certain items shown above